EXHIBIT 10(g)

                          EXECUTIVE RETENTION AGREEMENT

     This EXECUTIVE RETENTION AGREEMENT (this "Agreement") is made as of the 16th day of October, 1997 by New England Community Bancorp, Inc., a Delaware corporation (the "Company"), and David A. Lentini (the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Executive has been and continues to be employed by the Company in a management capacity and has made and is expected to continue to make major contributions to the business of the Company;

     WHEREAS, the Company recognizes the possibility of a Change in Control (as hereinafter defined); and

     WHEREAS,  the Company  desires to reinforce  and  encourage  the  continued
attention and dedication of the Company's key executives, including the Executive, to their responsibilities on behalf of the Company without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control and to establish certain minimum severance benefits for such key executives in the event of a Change in Control.

     NOW, THEREFORE, the Company and the Executive agree as follows:

     1.       CERTAIN  DEFINED TERMS.   In addition  to terms defined  elsewhere
herein, the following terms shall have the following meanings when used in this Agreement with initial capital letters:

              (a) "Annual Compensation" shall mean the sum of (i) the Executive's annual base salary at the highest rate in effect during the twelve
(12) months preceding the date of termination of the Executive's employment or, if higher, during the twelve (12) months preceding the Change in Control, plus
(ii) the greatest amount of incentive bonus compensation received by the Executive with respect to any year from, and including, the third year prior to the year in which the Change in Control occurs or, if no such incentive bonus compensation has been received by the Executive, prior to the occurrence of the Change in Control, the Executive's target bonus for the year in which the Change in Control occurs.

              (b)  "Board"  shall  mean  the  Board of Directors of the Company.

              (c) "Cause" shall mean that, prior to any termination of employment by the Executive for Good Reason, the Executive shall have (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company; (ii) committed intentional, wrongful damage to property of the Company; or (iii) intentionally and wrongfully disclosed confidential information of the Company. For purposes of this Section 1(c), no act, or failure to act, on the Executive's part shall be deemed "intentional" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by an affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive has committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit or otherwise affect the right of the Executive or his beneficiaries to contest the validity or propriety of any such finding or determination.

              (d) "Change in Control" shall mean the occurrence during the Term of the Agreement of:

                   (i) a report on Schedule 13D being filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Act") disclosing that any person other than the Corporation or any employee benefit plan sponsored by the Corporation, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of thirty-five percent (35%) or more of the total voting power represented by the Corporation's then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities); or

                   (ii) any person, other than the Corporation or any employee benefit plan sponsored by the Corporation, purchasing shares pursuant to a tender offer or exchange offer to acquire any voting securities of the Corporation (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of thirty-five percent (35%) or more of the total voting power represented by the Corporation's then outstanding voting securities (all as calculated under clause
(i)); or

                   (iii) the stockholders of the Corporation approving (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation (other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Stock would be converted into cash, securities or other property, or (B) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

                   (iv) there having been a change in the composition of the Board at any time during any consecutive twenty-four month period such that "continuing directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board.

For purposes of the preceding sentence, "continuing directors" means those members of the Board who either were directors at the beginning of such consecutive twenty-four (24) month period or were elected by or on the nomination or recommendation of at least a seventy percent (70%) majority of the then-existing "continuing directors." So long as there has not been a "Change in Control" within the meaning of clause (iv), the Board of Directors may adopt by a seventy percent (70%) majority vote of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (ii) shall not constitute a "Change in Control."

              (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (f)     "Common Stock" shall mean the common stock of the Company.

              (g)     "Company" shall mean New England Community Bancorp, Inc.

              (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              (i) "Good Reason" shall mean the occurrence, following a Change in Control and without the Executive's express written consent, of any of the following circumstances:

                   (i) the failure to elect, reelect or otherwise maintain the Executive in any office or position, or substantially equivalent office or position, that the Executive held immediately prior to the Change in Control;

                   (ii) a significant adverse change in nature or scope of the Executive's authorities, powers, functions or duties attached to any office or position that the Executive held immediately prior to the Change in Control, with the exception for a change inherent in the Company no longer being a publicly owned corporation;

                   (iii) a reduction in the Executive's base pay as in effect immediately prior to the Change in Control, or as increased from time to time thereafter, or a failure following a Change in Control to increase the Executive's base pay on a percentage basis equal to the average percentage increase in base pay of all officers of the Company during the period since the Executive's last increase in base pay;

                   (iv) a failure by the Company to either (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan, program or practice in which the Executive was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each compensation or employee benefit plan, program and practice in which the Executive was participating immediately prior to the Change in Control;

                   (v) the Company requiring the Executive to be based more than twenty-five (25) miles from the Executive's principal place of business before the Change in Control;

                   (vi) the liquidation, dissolution, merger, consolidation, or reorganization of the Company or sale or transfer of substantially all its business and/or assets unless the obligations of this Agreement are assumed by the successor(s); or

                   (vii) the Company's, or any successor's, material breach of this Agreement;

provided,  however,  that any event or condition described in clauses (i), (ii),
(iii), (iv) or (v) of this Section 1(i) that occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a Third Party or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed and that actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

              (j) "Present Value" shall mean present value determined using the discount rate that, at the relevant time, would be used to calculate present value for purposes of Section 280G of the Code.

              (k) "Severance Period" shall mean the period of time commencing on the date of the occurrence of a Change in Control and continuing for three (3) years thereafter.

              (l) "Third Party" shall mean a Person (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control.

     2. TERM OF AGREEMENT. This Agreement shall commence as of October 16, 1997, and shall continue in effect until October 16, 2000 (the "Term"); provided, however, that on October 16, 1998, and on each October 16th thereafter, the Term shall automatically be extended for one (1) additional year unless either the Executive or the Company shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of the Severance Period.

     3. TERMINATION OF EMPLOYMENT DURING THE SEVERANCE PERIOD BY THE COMPANY FOR A REASON OTHER THAN CAUSE OR BY THE EXECUTIVE FOR GOOD REASON; CERTAIN TERMINATIONS PRIOR TO THE SEVERANCE PERIOD.

              (a) If, during the Severance Period, the Company terminates the Executive's employment for a reason other than Cause or the Executive terminates employment on account of Good Reason:

                   (i) Within five (5) business days following such termination of employment, the Company shall pay to the Executive a lump sum equal to (A) three (3) times the Executive's Annual Compensation plus (B) the pro rata share of the Executive's incentive bonus for the year during which such termination occurs as provided in the following sentence plus (C) the amount the Executive would have received as a matching contribution under the Company's 401(k) Plan if the Executive had received the amounts set forth in clause (A) and (B) of this Section 3(a)(i) over three (3) years and had made contributions to the Company's 401(k) Plan based on those amounts at the contribution rate set forth in the Executive's salary deferral agreement in effect at the time of the Change in Control. The pro rata share of the Executive's incentive bonus shall be equal to (Y) the greatest amount of incentive bonus compensation received by the Executive with respect to any year from, and including, the third year prior to the year in which the Change in Control occurs or, if no such incentive bonus compensation has been received by the Executive prior to the occurrence of the Change in Control, the Executive's target incentive bonus for the year in which the Change of Control occurs, multiplied by (Z) the number of days in the year of termination preceding the date of termination divided by three hundred sixty-five (365);

                   (ii) Within five (5) business days following such termination of employment, the Company shall transfer to the Executive title, free and clear of any liabilities or other encumbrances, to the automobile then provided to the Executive by the Company for his use;

                   (iii) Immediately upon such termination, all stock options and restricted stock previously granted to the Executive shall vest and the Executive shall be treated for all purposes as having satisfied any employment requirements or performance measures contained therein;

                   (iv) Within five (5) business days following the Executive's exercise of any stock options whether or not, at the time granted, they were intended to be "Incentive Stock Options" under Section 422 of the Code, which at the time exercised, were not eligible to be Incentive Stock Options, the Company shall pay to the Executive a lump sum equal to (A) the income realized by the Executive on the exercise of such stock options multiplied by (B) the difference between the aggregate maximum Federal and Connecticut income tax rates on ordinary income and the aggregate maximum Federal and Connecticut income tax rates on capital gains;

                   (v) For three (3) years following such termination of employment, the Company shall provide or shall arrange to provide for the continuation on behalf of the Executive of all benefits and service credit for benefits under the plans maintained by the Company prior to the Change in Control that are "welfare plans" and "pension plans" within the meaning of Sections 3(1) and 3(2), respectively, of ERISA, whether or not such plans are subject to ERISA. If benefits or service credit for benefits under any of the foregoing plans are based on the Executive's compensation, the Executive's Annual Compensation shall be deemed to be the Executive's compensation for such purpose. If and to the extent that any benefits or service credit for benefits cannot be paid or provided under a plan providing such benefits or service credit for benefits, then the Company will itself pay, provide, or otherwise cause to be provided such benefits or service credit for benefits to the Executive, his dependents and beneficiaries (or if the Executive so elects, the fair cash value of equivalents of such benefits or service credit for benefits). During the period for which benefits and service credits for benefits are provided pursuant to this Section 3(a)(v), the Company may amend or replace such plans, provided that any such amendment or replacement plan shall continue to provide to the Executive benefits and service credit for benefits at a benefit level at least as valuable as under such plans immediately prior to the Change in Control. The continuation of health benefits pursuant to this Section 3(a)(v) shall not reduce in any way the Executive's and any dependent's or beneficiary's rights to continued health benefits pursuant to Sections 601 through 608 of ERISA, or any equivalent state or foreign law, for the full period provided by such laws, and such rights to continued health benefits pursuant to such laws shall be deemed to arise at the end of the period of health benefit continuation pursuant to this Section 3(a)(v);

                   (vi) For three (3) years following such termination of employment, the Company shall provide the Executive with a country club membership equal to the membership provided to the Executive prior to the date of termination of the Executive's employment or, if higher, prior to the occurrence of the Change in Control;

                   (vii) For one (1) year following such termination of employment, the Company, at its cost, shall provide the Executive with executive outplacement assistance; provided that the cost to the Company for such assistance shall not exceed fifteen (15) percent of the Executive's base salary as in effect at the time of the Change in Control.


              (b)     Certain Additional Payments by the Company.

                   (i) In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would subject the Executive to tax under
Section 4999 of the Code, then the Company shall make an additional lump sum payment to the Executive within thirty (30) days of such determination in an amount equal to the sum of such tax plus the amount of Federal and state income taxes and tax under Section 4999 of the Code which will be imposed on the Executive as a result of the receipt of such lump sum payment (the "Gross-up Amount").

                   (ii)  All  determinations  required  to be  made  under  this
Section 3(b) shall be made, at the Company's expense, by an accounting firm selected by the Company, and reasonably acceptable to the Executive, that is one of the five largest accounting firms in the United States (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of such termination of employment or such earlier time as is requested by the Company. Except as set forth in clause (iii) below, any such determination by the Accounting Firm shall be binding upon the Company and the Executive.

                   (iii) As a result of the  uncertainty  in the  application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that additional Gross-up Amounts which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive that the Accounting Firm believes has a high probability of success, determines that an Underpayment has been made, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

              (c) If the Present Value of the additional payments and benefits provided pursuant to this Agreement is less than or equal to the Present Value of the additional payments and benefits that the Executive shall be entitled to receive solely as a result of his termination of employment under any other plan, program or arrangement of the Company, including such plans, programs or arrangements mandated by applicable Federal, state or foreign law (such other plans, programs and arrangements hereinafter referred to as "Other Plans"), the Executive shall be entitled to no payments or benefits under this Agreement, except for the continuation of health benefits for the Executive and his dependents and beneficiaries pursuant to Section 3(a)(v) hereof. If the Present Value of the additional payments and benefits provided pursuant to this Agreement is greater than the Present Value of the additional payments and benefits that the Executive shall be entitled to receive as a result of his termination of employment under Other Plans, the payment pursuant to Section 3(a)(i) hereof shall be reduced by the Present Value of such additional payments and benefits under such Other Plans. For purposes of the foregoing, additional payments and benefits under Other Plans shall not include plans providing payments and benefits to which the Executive is entitled by reason of his prior service such as, without limitation, "pension plans" within the meaning of
Section 3(2) of ERISA, whether or not such plans are subject to ERISA, and other plans of deferred compensation but shall include plans providing severance benefits, termination benefits and other payments or benefits paid solely on account of the loss of employment. If the Company and the Executive cannot agree on the reduction (if any) in, or the Present Value of, payments and benefits for purposes of this Section 3(c), the determination of the amount of such reduction and/or Present Value shall be made by the Accounting Firm described in Section 3(b)(ii) hereof, and such determination shall be conclusive and binding on the parties. The fees and expenses of such Accounting Firm for its services in connection with the foregoing determinations shall be paid by the Company.

              (d) If the Executive's employment is terminated by the Company without Cause prior to the date of a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a Third Party who effectuates a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed and that actually occurs, such termination shall be deemed to have occurred after a Change in Control, provided that a Change in Control actually shall have occurred.

     4. TERMINATION OF EMPLOYMENT BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the employment of the Executive is terminated (i) by the Company for Cause; (ii) by the Executive for any reason other than Good Reason; or (iii) by reason of the Executive's death or permanent disability, no payments shall be made to the Executive under this Agreement, and the Company shall have no further obligations under this Agreement. For purposes of the foregoing, "permanent disability" shall mean the Executive's disability as defined under the Employee's long-term disability policy as in effect from time to time.

     5. LEGAL FEES AND EXPENSES. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement, or defense of his rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement, or defense, including, without limitation, the initiation or defense of any litigation or other legal action , whether by or against the Company or any director, officer, stockholder, or other person or entity affiliated with the Company, in any jurisdiction. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

     6. NO MITIGATION OBLIGATION. The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following termination of employment. Accordingly, the payments and benefits that the Company will pay or provide to the Executive pursuant to this Agreement will be liquidated damages, and the Executive will not be required to mitigate the amount of any such payment or benefit by seeking other employment or otherwise, nor will any profits, income, earnings, or other benefits from any source whatsoever create any mitigation, offset, reduction, or any other obligation of payments and benefits provided pursuant to this Agreement.

     7. TAXES. The Company may withhold from any amounts payable under this Agreement all Federal, state, local or foreign taxes as the Company is required to withhold pursuant to any law, regulation or ruling. The Executive shall bear all expense of, and be solely responsible for, all Federal, state, local or foreign taxes due with respect to any payments or benefits received pursuant to this Agreement.

     8. SUCCESSORS AND BINDING AGREEMENT.

              (a) The Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company is required to perform it. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive had terminated employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date on which the Executive's employment with the Company was terminated. As used in this Agreement, "the Company" shall include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

              (b) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive dies while any amount is still payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

     9. NOTICES. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests, or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or two (2) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after having been sent by a nationally recognized overnight courier service, addressed to the Company (to the attention of the General Counsel of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

     10.  GOVERNING  LAW.  The  validity,   interpretation,   construction,  and
performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Connecticut, without giving effect to the principles of conflict of laws of such State, to the extent not preempted by applicable Federal law.

     11. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. ARBITRATION. Any dispute arising out of, or in any way relating to, this Agreement shall be resolved by arbitration in Connecticut through the Hartford, Connecticut office of the American Arbitration Association in accordance  with the Model  Employment  Arbitration  Procedures  of the American
Arbitration Association except to the extent such provisions are modified as hereinafter provided. The arbitration proceeding shall be conducted by three (3) arbitrators. The Executive and the Company shall each designate one (1) arbitrator, each of whom shall be an attorney admitted to practice in one or more states who has ten (10) or more years of experience in employment matters, and the arbitrators so selected shall thereafter designate a third arbitrator (who shall be a member of the National Academy of Arbitrators) by mutual agreement. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of this Agreement. The decision of the arbitrators shall be final and binding on the Company and the Executive.

     13. MERGER. This Agreement expresses in full the understanding of the Company and the Executive with respect to compensation and benefits following a Change in Control and the subsequent termination of the Executive's employment, and all promises, representations, understandings and arrangements with respect to such compensation and benefits following a Change in Control and the subsequent termination of the Executive's employment contained in any agreements and promises, written or otherwise, expressed or implied, with respect to such compensation and benefits and such termination are wholly superseded and merged herein. Except as otherwise specifically provided in this Agreement, nothing in this Agreement will prevent or limit the Executive's present or future participation in any benefit, bonus, incentive, or other plan or program provided by the Company for which the Executive may qualify, nor will this Agreement in any manner limit or otherwise affect such rights as the Executive may have under any such plan or program. Amounts or benefits which are vested or which the Executive is otherwise entitled to receive under any such plan or program of the Company at or subsequent to the date of termination of employment shall be payable in accordance with such plan or program, except as otherwise expressly provided in this Agreement.

     14. WAIVER. Failure by either party hereto to insist upon strict adherence to any one or more of the covenants or terms contained herein, on one or more occasions, shall not be construed to be a waiver nor will it deprive such party of the right to require strict compliance with the same thereafter.

     15. AMENDMENTS. No amendments hereto, or waivers or releases of obligations or liabilities hereunder, shall be effective unless agreed to in writing by all parties hereto.

     16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

                                             New England Community Bancorp, Inc.


                                             By: s/s Angelina J. McGillivray
                                                 ---------------------------
                                             Angelina J. McGillivray
                                             Its Secretary



                                             s/s David A. Lentini
                                             --------------------
                                             David A. Lentini